EXHIBIT 10.48




                                 PROMISSORY NOTE

$1,698,340.00                                                      APRIL 1, 2004

STATE OF FLORIDA                                                  COUNTY OF DADE

     FOR VALUE RECEIVED, the undersigned American Leisure Holdings, Inc. ("Maker") promises to pay to the order of The Shadmore Trust U/A/D 12/26/89 ("Holder") the sum of One Million, Six Hundred And Ninety-Eight Thousand, Three Hundred and Forty Dollars ($1,69S,340.00US) in currency of the United States of America together with interest as set forth below.

PAYMENT
     The principal amount, plus accrued interest to the date of payment, if not sooner paid, shall be due and payable on April 1, 2011. Maker agrees that it shall make payments of 5,000 per week on account of interest and principal until the note is fully paid or to the maturity date, whichever first occurs.

INTEREST  RATE
     Interest shall accrue on the unpaid balance of the principal amount from time to tune at the rate of rour percent (4%) per annum and shall be paid within each payment made on a weekly basis.

PREPAYMENT
     Maker shall have the right to prepay the principal in whole or in part, without penalty, at any tune and from time to time prior to maturity and interest shall cease to accrue on the amount pre-paid as of the last day of the month in which said payment is made.

SECURITY  &  COLLATERAL
     This Note and all sums due hereunder are unsecured obligations of the Maker.

WAIVERS,  FEES  AND  COSTS
     Maker and guarantors of this Note severally waive demand, presentment, notice of dishonor, diligence in collecting, grace, and notice of protest, and agree to all renewals, extensions, and partial payments both before and after maturity without prejudice to Holder. Maker agrees to pay any and all out-of-pocket costs incurred by the holder of this Note to execute the fund transfers implied herein. In addition, if this Note is not paid at the maturity date and is placed in the bands of an attorney for collection, or if it is collected through a court of bankruptcy, probate, or other court after maturity, then Holder shah" be entitle to reasonable attorney's fees for collection.

                                   American  Leisure  Holdings,  Inc.


                                   /s/  Malcolm  J.  Wright
                                   ------------------------
                                   By:  Malcolm  J.  Wright
                                        As  Chief Executive Officer

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